Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports Operating Income of $11.4 Million
for Third Quarter 2015

▪	Operating earnings per diluted share of $.31

▪	$98 million of net loan growth, or 19% annualized

▪	Announced organizational realignment as part of broader efficiency initiative in September

▪	Acquisition of equipment finance group subsequent to quarter-end

ATLANTA, GA, October 22, 2015 - State Bank Financial Corporation (NASDAQ: STBZ) today announced operating income of $11.4 million, or $.31 per fully diluted share for the quarter ended September 30, 2015, compared to $7.7 million, or $.21 per fully diluted share for the second quarter of 2015. Interest income on loans improved to $24.2 million, a $1.1 million increase from the second quarter of 2015, and was driven by continued strong loan growth. Additionally, recovery activity, much of which would have previously been shared with the FDIC under the bank’s now terminated loss share agreements, contributed significantly to the improvement in operating income.

Operating income excludes severance and merger-related expenses that are not considered part of ongoing operations. Including those items, net income for the third quarter of 2015 was $9.1 million, compared to a net loss of $2.0 million for the second quarter of 2015. Fully diluted earnings per share were $.25 in the third quarter of 2015 compared to a fully diluted loss per share of $.06 in the second quarter of 2015.

Joe Evans, Chairman and CEO of State Bank Financial, commented, "This was another quarter of solid fundamentals as loans, core deposits, and fee income businesses continue to grow at an impressive pace. Also, recovery income related to previously charged-off loans exceeded expectations. I am pleased with the results of the third quarter, but even more pleased with the outlook."

Acquisition of Patriot Capital

In a separate release today, State Bank and Trust Company announced that it purchased the equipment finance origination platform of Patriot Capital Corporation, a leading provider of equipment financing to the retail petroleum industry. Patriot Capital is a privately owned company with 17 employees that finances equipment throughout the continental United States. Patriot Capital was founded in 2000 and is based in Atlanta, Georgia.

Tom Wiley, President of State Bank Financial, added, "I am very pleased with our strong loan growth this quarter and am excited about the addition of Patriot Capital's production in future periods. We expect our acquisition of Patriot Capital will further diversify and broaden our asset generating capabilities."

Operating Highlights

Net interest income of $37.4 million in the third quarter of 2015 increased from $33.5 million in the second quarter of 2015 due to higher interest and accretion income on loans. Interest income on loans, excluding purchased credit impaired loans, for the third quarter of 2015 was $24.2 million, up $1.1 million from $23.1 million in the prior quarter. Accretion income on loans was $11.2 million in the third quarter of 2015, up from $8.4 million in the second quarter of 2015 due primarily to larger gains from early loan payoffs compared to the previous quarter. Base accretion declined $764,000 in the third quarter of 2015 compared to the prior quarter. As of September 30, 2015, approximately $97 million of accretable discount remains to be recognized as loan accretion income, compared to $104 million of accretable discount remaining at the end of the second quarter of 2015. Interest expense of $2.0 million in the third quarter of 2015 was essentially flat compared to the prior quarter. Cost of funds for the third quarter of 2015 was 28 basis points, down one basis point from the second quarter of 2015.

The organic loan portfolio continued to perform well in the third quarter of 2015 as past due organic loans represented only eight basis points of total organic loans. A net provision benefit of $265,000 was recognized in the third quarter of 2015, consisting of an $873,000 benefit to the provision on purchased credit impaired loans due to improving cash flow expectations. This was partially offset by a $614,000 provision expense on organic loans due to loan growth in the quarter.

Noninterest income, excluding amortization of the FDIC receivable for loss share agreements in the second quarter of 2015, was $8.9 million for the third quarter of 2015, down from $9.3 million in the second quarter of 2015. Noninterest income was negatively affected by the hedges on underlying fixed-rate loans, which contributed to a $636,000 linked-quarter decline. In addition, a decline in mortgage banking income was largely offset by increases in SBA and payroll fee income.

Total noninterest expense for the third quarter of 2015 was $32.4 million, a $1.1 million increase from the second quarter of 2015, due almost entirely to higher salary and benefit costs as a result of severance related to the organizational realignment announced in September 2015. Severance expenses totaled $3.0 million in the third quarter of 2015 compared to $443,000 in the second quarter of 2015. Merger-related expenses totaled $717,000 in the third quarter of 2015, down from $876,000 in the second quarter of 2015.

Financial Condition

Total assets at September 30, 2015 were $3.4 billion, up from $3.3 billion at June 30, 2015. Period-end organic and purchased non-credit impaired loans increased to $2.0 billion at September 30, 2015, a net increase of $115.5 million from the second quarter of 2015. Purchased credit impaired loans decreased to $159.3 million at the end of the third quarter of 2015, an $18.0 million linked-quarter decline. Total net loans, excluding loans held for sale, were $2.1 billion at September 30, 2015, up $98.1 million from the second quarter of 2015.

Total deposits at September 30, 2015 were $2.8 billion, up from $2.7 billion at the end of the second quarter of 2015. Period-end noninterest-bearing demand deposits increased $61.0 million from the second quarter of 2015 and represented 29.4% of total deposits as of September 30, 2015. Average noninterest-bearing demand deposits increased $75.0 million from the second quarter of 2015, the 14th consecutive quarterly increase. Period-end and average transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $62.8 million and $39.4 million, respectively, from the second quarter of 2015.

Tangible book value per share was $13.78 at the end of the third quarter of 2015. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 15.04% and a Tier I risk-based capital ratio of 18.64%.

Comparison to the Third Quarter of 2014

Net operating income for the quarter ended September 30, 2015 decreased $284,000 compared to the same period in 2014. The decrease in operating income was primarily due to the $10.0 million decrease in accretion income as the third quarter of 2014 benefited from $9.2 million in gains from loan pool closeouts. Net income decreased $2.4 million from the third quarter of 2014 primarily as a result of severance and merger-related charges recognized in the third quarter of 2015. Net interest income declined $513,000 as an $8.1 million increase in interest income on loans was more than offset by the previously mentioned decline in accretion income. Cost of funds for the third quarter of 2015 of 28 basis points was down seven basis points from the third quarter of 2014.

Comparisons to the third quarter of 2014 are materially affected by State Bank's acquisitions of Atlanta Bancorporation, Inc. on October 1, 2014 and Georgia-Carolina Bancshares, Inc. on January 1, 2015.

Noninterest income, excluding amortization of the FDIC receivable, increased $5.3 million in the third quarter of 2015 compared to the third quarter of 2014, primarily as a result of the mortgage banking and SBA lending units acquired in our two acquisitions. Operating expenses were also impacted by the acquisitions and increased $6.5 million during the third quarter of 2015 compared to the third quarter of 2014.

Total loans increased $635.0 million during the year-over-year period as growth in organic loans of $403.0 million and purchased non-credit impaired loans of $285.4 million was partially offset by a $53.5 million decline in purchased credit impaired loans. Total deposits increased $639.2 million for the quarter ended September 30, 2015, compared to the third quarter of 2014, including growth in noninterest-bearing deposits of $298.5 million and interest-bearing transaction accounts of $122.2 million.

Detailed Results

Supplemental tables displaying financial results for the third quarter of 2015, the previous four quarters and year-to-date 2015 are included with this press release.

Non-GAAP Financial Measures

This press release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 3Q15 Financial Supplement: Table 8, Condensed Operating Results to GAAP Earnings Reconciliation, on page 13.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.708.4508

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.4 billion in assets as of September 30, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 26 banking offices in Metro Atlanta, Middle Georgia and Augusta, Georgia, and seven mortgage origination offices.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements on our conference call may be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our outlook for future periods and our expectation that our acquisition of Patriot Capital will further diversify and broaden our asset-generating capabilities. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our acquisitions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation
3Q15 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands, except per share amounts; taxable equivalent)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Income Statement Highlights
Interest income on loans	$24,397	$23,174	$21,498	$17,496	$16,237	$1,223	$8,160
Accretion income on loans	11,156	8,365	16,069	14,124	21,110	2,791	(9,954)
Interest income on invested funds	4,054	4,037	3,629	2,932	2,552	17	1,502
Total interest income (1)	39,607	35,576	41,196	34,552	39,899	4,031	(292)
Interest expense	1,977	1,972	1,979	1,923	1,857	5	120
Net interest income (1)	37,630	33,604	39,217	32,629	38,042	4,026	(412)
Provision for loan and lease losses	(265)	64	3,193	1,189	416	(329)	(681)
Adjusted (amortization) accretion of FDIC receivable for loss share agreements (1) (3)	—	(492)	(1,448)	1,652	(196)	492	196
Other noninterest income (1) (4)	8,894	9,319	10,250	5,285	3,624	(425)	5,270
Total operating noninterest income (1) (3)	8,894	8,827	8,802	6,937	3,428	67	5,466
Operating noninterest expense (1) (5)	28,687	30,038	29,585	23,999	22,207	(1,351)	6,480
Operating income before taxes (1) (3)(5)	18,102	12,329	15,241	14,378	18,847	5,773	(745)
Operating income tax expense (1) (6)	6,696	4,620	5,729	5,689	7,157	2,076	(461)
Operating income (1) (7)	11,406	7,709	9,512	8,689	11,690	3,697	(284)
Loss share termination, net of tax benefit	—	(8,921)	—	—	—	8,921	—
Severance costs, net of tax benefit	(1,847)	(272)	(224)	(916)	(49)	(1,575)	(1,798)
Merger-related expenses, net of tax benefit	(440)	(537)	(84)	(188)	(137)	97	(303)
Net income (loss) available to common shareholders	$9,119	$(2,021)	$9,204	$7,585	$11,504	$11,140	$(2,385)

Common Share Data
Basic net income (loss) per share	$.26	$(.06)	$.27	$.24	$.36	$.32	$(.10)
Diluted net income (loss) per share	.25	(.06)	.26	.23	.35	.31	(.10)
Cash dividends declared per share	.07	.06	.05	.04	.04	.01	.03
Book value per share	14.88	14.62	14.81	14.38	14.20	.26	.68
Tangible book value per share (1)	13.78	13.51	13.70	13.97	13.83	.27	(.05)
Market price per share (quarter end)	20.68	21.70	21.00	19.98	16.24	(1.02)	4.44

Common Shares Outstanding
Common stock	35,753,855	35,763,791	35,738,850	32,269,604	32,271,466	(9,936)	3,482,389
Weighted average shares outstanding:
Basic	34,687,354	34,654,689	33,593,687	31,794,828	31,723,875	32,665	2,963,479
Diluted (8)	37,068,387	34,654,689	35,642,302	33,462,979	33,253,907	2,413,698	3,814,480

Average Balance Sheet Highlights
Loans	$2,136,746	$2,099,798	$1,986,008	$1,645,013	$1,461,326	$36,948	$675,420
Assets	3,344,023	3,316,424	3,323,713	2,858,209	2,609,776	27,599	734,247
Deposits	2,766,314	2,746,818	2,716,084	2,339,566	2,125,659	19,496	640,655
Liabilities	48,211	44,347	82,361	57,506	35,135	3,864	13,076
Equity	529,498	525,259	525,268	461,137	448,982	4,239	80,516
Tangible common equity	489,757	485,337	485,087	447,641	437,038	4,420	52,719

State Bank Financial Corporation
3Q15 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands, except per share amounts; taxable equivalent)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Key Metrics (2)
Operating return on average assets (7)	1.35%	.93%	1.16%	1.21%	1.78%	.42%	(.43)%
Operating return on average equity (7)	8.55	5.89	7.34	7.48	10.33	2.66	(1.78)
Return on average assets	1.08	(.24)	1.12	1.05	1.75	1.32	(.67)
Return on average equity	6.83	(1.54)	7.11	6.53	10.17	8.37	(3.34)
Yield on earning assets	4.98	4.58	5.37	5.08	6.44	.40	(1.46)
Cost of funds	.28	.29	.29	.33	.35	(.01)	(.07)
Rate on interest-bearing liabilities	.40	.39	.38	.43	.45	.01	(.05)
Net interest margin	4.73	4.33	5.11	4.80	6.13	.40	(1.40)
Net interest margin excluding accretion income (9)	3.52	3.45	3.22	2.96	2.99	.07	.53
Average equity to average assets (1)	15.83	15.84	15.80	16.13	17.20	(.01)	(1.37)
Leverage ratio	15.04	14.92	15.00	15.90	17.16	.12	(2.12)
Tier I risk-based capital ratio	18.64	19.12	19.51	23.12	25.17	(.48)	(6.53)
Total risk-based capital ratio	19.73	20.28	20.70	24.37	26.42	(.55)	(6.69)
Operating efficiency ratio (1) (3) (5)	61.66	70.79	61.61	60.66	53.55	—	—
Average loans to average deposits	77.24	76.44	73.12	70.31	68.75	.80	8.49
Noninterest-bearing deposits to total deposits	29.45	27.85	24.91	24.14	24.33	1.60	5.12

(1) Non-GAAP financial measure. See Condensed Operating Results to GAAP Earnings Reconciliation (Table 8) for further information.
(2) Income statement ratios and yield/rate information are annualized for the applicable period.
(3) Excludes the one-time loss share expense termination charge of $14.6 million in the second quarter of 2015.
(4) Includes all line items of noninterest income other than (amortization) accretion of FDIC receivable for loss share agreements.
(5) Excludes severance costs and merger-related expenses.
(6) Excludes the taxable equivalent adjustments on interest income and the income tax benefit relating to the one-time loss share expense termination charge, severance costs and merger-related expense.
(7) Excludes the one-time loss share expense termination charge, severance costs and merger-related expense, net of the income tax benefit.
(8) Since the Company had a net loss for the three month period ended June 30, 2015, all potential common shares were excluded from the calculation of diluted earnings per share as they would have had an anti-dilutive effect for the period.
(9) Excludes accretion income on loans and average purchased credit impaired loans.

State Bank Financial Corporation
3Q15 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Assets
Cash and amounts due from depository institutions	$15,734	$21,903	$20,426	$10,550	$17,209	$(6,169)	$(1,475)
Interest-bearing deposits in other financial institutions	153,937	179,831	285,971	470,608	459,271	(25,894)	(305,334)
Cash and cash equivalents	169,671	201,734	306,397	481,158	476,480	(32,063)	(306,809)
Investment securities available-for-sale	831,548	815,277	819,609	640,086	532,447	16,271	299,101
Loans	2,139,691	2,042,186	2,000,189	1,634,529	1,504,725	97,505	634,966
Allowance for loan and lease losses (1)	(28,930)	(29,569)	(29,982)	(28,638)	(27,231)	639	(1,699)
Loans, net	2,110,761	2,012,617	1,970,207	1,605,891	1,477,494	98,144	633,267
Loans held-for-sale	59,563	64,047	45,211	3,174	1,283	(4,484)	58,280
Other real estate owned	11,363	15,055	16,848	8,568	15,169	(3,692)	(3,806)
Premises and equipment, net	43,982	45,608	46,370	35,286	34,696	(1,626)	9,286
Goodwill	31,049	31,049	30,510	10,606	10,381	—	20,668
Other intangibles, net	8,486	8,922	9,045	2,752	1,511	(436)	6,975
SBA servicing rights	2,463	2,185	1,902	1,516	—	278	2,463
FDIC receivable for loss share agreements	—	—	17,098	22,320	26,221	—	(26,221)
Bank-owned life insurance	58,347	57,810	57,348	41,479	41,136	537	17,211
Other assets	61,440	46,004	31,363	29,374	30,779	15,436	30,661
Total assets	$3,388,673	$3,300,308	$3,351,908	$2,882,210	$2,647,597	$88,365	$741,076
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$823,146	$762,100	$691,938	$577,295	$524,634	$61,046	$298,512
Interest-bearing deposits	1,972,042	1,974,185	2,085,997	1,814,387	1,631,340	(2,143)	340,702
Total deposits	2,795,188	2,736,285	2,777,935	2,391,682	2,155,974	58,903	639,214
Securities sold under agreements to repurchase	4,872	11,747	8,250	—	—	(6,875)	4,872
Notes payable	2,761	2,765	2,769	2,771	2,776	(4)	(15)
Other liabilities	53,691	26,527	33,708	23,662	30,570	27,164	23,121
Total liabilities	2,856,512	2,777,324	2,822,662	2,418,115	2,189,320	79,188	667,192
Total shareholders’ equity	532,161	522,984	529,246	464,095	458,277	9,177	73,884
Total liabilities and shareholders’ equity	$3,388,673	$3,300,308	$3,351,908	$2,882,210	$2,647,597	$88,365	$741,076

Capital Ratios (2)
Average equity to average assets	15.83%	15.84%	15.80%	16.13%	17.20%	(.01)%	(1.37)%
Leverage ratio	15.04	14.92	15.00	15.90	17.16	.12	(2.12)
CET1 risk-based capital ratio	18.64	19.12	19.51	N/A	N/A	(.48)	N/A
Tier I risk-based capital ratio	18.64	19.12	19.51	23.12	25.17	(.48)	(6.53)
Total risk-based capital ratio	19.73	20.28	20.70	24.37	26.42	(.55)	(6.69)

(1) Allowance for loan losses on purchased credit impaired loans was approximately $8.8 million at 3Q15, $10.0 million at 2Q15, $10.6 million at 1Q15, $10.2 million at 4Q14 and $8.4 million at 3Q14.
(2) Beginning January 1, 2015, the Company's ratios are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework.

State Bank Financial Corporation
3Q15 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands, except per share amounts)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Net Interest Income:
Interest income on loans	$24,218	$23,070	$21,400	$17,416	$16,162	$1,148	$8,056
Accretion income on loans	11,156	8,365	16,069	14,124	21,110	2,791	(9,954)
Interest income on invested funds	4,050	4,032	3,602	2,928	2,545	18	1,505
Interest expense	1,977	1,972	1,979	1,923	1,857	5	120
Net interest income	37,447	33,495	39,092	32,545	37,960	3,952	(513)
Provision for loan and lease losses	(265)	64	3,193	1,189	416	(329)	(681)
Net interest income after provision for loan and lease losses	37,712	33,431	35,899	31,356	37,544	4,281	168
Noninterest Income:
(Amortization) accretion of FDIC receivable for loss share agreements	—	(15,040)	(1,448)	1,652	(196)	15,040	196
Service charges on deposits	1,491	1,501	1,489	1,274	1,206	(10)	285
Mortgage banking income	3,079	3,480	2,680	322	191	(401)	2,888
Payroll fee income	1,004	956	1,158	1,050	875	48	129
SBA income	1,720	1,380	1,123	477	—	340	1,720
ATM income	742	773	725	624	621	(31)	121
Bank-owned life insurance income	537	462	455	343	333	75	204
Gain (loss) on sale of investment securities	17	(59)	380	223	—	76	17
Other	304	826	2,240	972	398	(522)	(94)
Total noninterest income	8,894	(5,721)	8,802	6,937	3,428	14,615	5,466
Noninterest Expense:
Salaries and employee benefits	23,293	20,506	19,582	17,797	14,644	2,787	8,649
Occupancy and equipment	3,113	3,219	3,105	2,615	2,440	(106)	673
Data processing	2,097	2,435	2,280	1,909	1,758	(338)	339
Legal and professional fees	1,144	1,284	1,484	844	851	(140)	293
Merger-related expenses	717	876	137	306	223	(159)	494
Marketing	491	599	436	491	453	(108)	38
Federal deposit insurance premiums and other regulatory fees	621	455	506	393	356	166	265
Loan collection and OREO costs	(1,198)	(114)	405	(112)	—	(1,084)	(1,198)
Amortization of intangibles	436	442	417	257	152	(6)	284
Other	1,702	1,655	1,735	1,299	1,633	47	69
Total noninterest expense	32,416	31,357	30,087	25,799	22,510	1,059	9,906
Income (Loss) Before Income Taxes	14,190	(3,647)	14,614	12,494	18,462	17,837	(4,272)
Income tax expense (benefit)	5,071	(1,626)	5,410	4,909	6,958	6,697	(1,887)
Net Income (Loss)	$9,119	$(2,021)	$9,204	$7,585	$11,504	$11,140	$(2,385)

Net Income (Loss) Per Share
Basic	$.26	$(.06)	$.27	$.24	$.36	$.32	$(.10)
Diluted	.25	(.06)	.26	.23	.35	.31	(.10)
Weighted Average Shares Outstanding
Basic	34,687,354	34,654,689	33,593,687	31,794,828	31,723,875	32,665	2,963,479
Diluted	37,068,387	34,654,689	35,642,302	33,462,979	33,253,907	2,413,698	3,814,480

State Bank Financial Corporation
3Q15 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Nine Months Ended September 30		YTD Change
(Dollars in thousands, except per share amounts)	2015	2014

Net Interest Income:
Interest income on loans	$68,688	$46,760	$21,928
Accretion income on loans	35,590	64,733	(29,143)
Interest income on invested funds	11,684	7,560	4,124
Interest expense	5,928	5,597	331
Net interest income	110,034	113,456	(3,422)
Provision for loan and lease losses	2,992	1,707	1,285
Net interest income after provision for loan and lease losses	107,042	111,749	(4,707)
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(16,488)	(17,437)	949
Service charges on deposits	4,481	3,560	921
Mortgage banking income	9,239	513	8,726
Payroll fee income	3,118	2,650	468
SBA income	4,223	—	4,223
ATM income	2,240	1,847	393
Bank-owned life insurance income	1,454	991	463
Gain on sale of investment securities	338	23	315
Other	3,370	518	2,852
Total noninterest income	11,975	(7,335)	19,310
Noninterest Expense:
Salaries and employee benefits	63,381	44,296	19,085
Occupancy and equipment	9,437	7,283	2,154
Data processing	6,812	5,144	1,668
Legal and professional fees	3,912	2,596	1,316
Merger-related expenses	1,730	488	1,242
Marketing	1,526	1,333	193
Federal deposit insurance premiums and other regulatory fees	1,582	1,027	555
Loan collection and OREO costs	(907)	592	(1,499)
Amortization of intangibles	1,295	475	820
Other	5,092	4,435	657
Total noninterest expense	93,860	67,669	26,191
Income Before Income Taxes	25,157	36,745	(11,588)
Income tax expense	8,855	13,412	(4,557)
Net Income	$16,302	$23,333	$(7,031)

Net Income Per Share
Basic	$.48	$.74	$(.26)
Diluted	.45	.70	(.25)
Weighted Average Shares Outstanding
Basic	34,315,916	31,700,092	2,615,824
Diluted	36,594,476	33,214,953	3,379,523

State Bank Financial Corporation
3Q15 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Composition of Loans
Organic loans (1):
Construction, land & land development	$412,788	$399,982	$388,148	$310,987	$324,008	$12,806	$88,780
Other commercial real estate	705,616	634,943	606,347	609,478	591,672	70,673	113,944
Total commercial real estate	1,118,404	1,034,925	994,495	920,465	915,680	83,479	202,724
Residential real estate	127,823	118,612	107,554	91,448	80,231	9,211	47,592
Owner-occupied real estate	212,171	205,805	191,557	188,933	164,514	6,366	47,657
Commercial, financial & agricultural	165,305	126,157	108,929	90,930	102,417	39,148	62,888
Leases	54,814	26,709	21,491	19,959	19,636	28,105	35,178
Consumer	16,432	12,078	9,442	8,658	9,445	4,354	6,987
Total organic loans	1,694,949	1,524,286	1,433,468	1,320,393	1,291,923	170,663	403,026
Purchased non-credit impaired loans(2):
Construction, land & land development	37,326	61,089	67,129	2,166	—	(23,763)	37,326
Other commercial real estate	79,878	91,212	94,917	26,793	—	(11,334)	79,878
Total commercial real estate	117,204	152,301	162,046	28,959	—	(35,097)	117,204
Residential real estate	75,987	82,668	88,871	43,669	—	(6,681)	75,987
Owner-occupied real estate	69,619	73,409	77,946	22,743	—	(3,790)	69,619
Commercial, financial & agricultural	19,529	28,656	42,494	11,635	—	(9,127)	19,529
Consumer	3,080	3,505	4,517	791	—	(425)	3,080
Total purchased non-credit impaired loans	285,419	340,539	375,874	107,797	—	(55,120)	285,419
Purchased credit impaired loans (3):
Construction, land & land development	16,473	20,002	18,791	24,544	25,463	(3,529)	(8,990)
Other commercial real estate	42,637	48,187	54,211	58,680	54,573	(5,550)	(11,936)
Total commercial real estate	59,110	68,189	73,002	83,224	80,036	(9,079)	(20,926)
Residential real estate	67,218	70,537	74,876	78,793	80,859	(3,319)	(13,641)
Owner-occupied real estate	30,655	35,036	39,210	42,168	48,834	(4,381)	(18,179)
Commercial, financial & agricultural	2,132	3,234	3,427	1,953	2,790	(1,102)	(658)
Consumer	208	365	332	201	283	(157)	(75)
Total purchased credit impaired loans	159,323	177,361	190,847	206,339	212,802	(18,038)	(53,479)
Total loans	$2,139,691	$2,042,186	$2,000,189	$1,634,529	$1,504,725	$97,505	$634,966
Composition of Deposits
Noninterest-bearing demand deposits	$823,146	$762,100	$691,938	$577,295	$524,634	$61,046	$298,512
Interest-bearing transaction accounts	499,434	497,715	562,378	495,966	377,220	1,719	122,214
Savings and money market deposits	1,059,770	1,038,292	1,052,677	954,626	910,488	21,478	149,282
Time deposits less than $250,000	289,815	301,431	319,118	247,757	234,145	(11,616)	55,670
Time deposits $250,000 or greater	56,750	59,105	58,076	18,946	20,418	(2,355)	36,332
Brokered and wholesale time deposits	66,273	77,642	93,748	97,092	89,069	(11,369)	(22,796)
Total deposits	$2,795,188	$2,736,285	$2,777,935	$2,391,682	$2,155,974	$58,903	$639,214

(1) Loans originated by State Bank and Trust Company ("State Bank").
(2) Consists of loans purchased through the Bank of Atlanta and First Bank acquisitions.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
3Q15 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Allowance for loan and lease losses on organic loans
Beginning Balance	$19,594	$19,424	$18,392	$18,828	$17,885	$170	$1,709
Charge-offs	(63)	(64)	(76)	(1,250)	(87)	1	24
Recoveries	31	12	38	39	30	19	1
Net (charge-offs) recoveries	(32)	(52)	(38)	(1,211)	(57)	20	25
Provision for loan and lease losses	614	222	1,070	775	1,000	392	(386)
Ending Balance	$20,176	$19,594	$19,424	$18,392	$18,828	$582	$1,348

Allowance for loan and lease losses on purchased loans (1) (2)
Beginning Balance	$9,975	$10,558	$10,246	$8,403	$17,722	$(583)	$(7,747)
Charge-offs	(3,282)	(2,201)	(3,231)	(898)	(5,329)	(1,081)	2,047
Recoveries	2,940	1,227	924	2,410	2,417	1,713	523
Net (charge-offs) recoveries	(342)	(974)	(2,307)	1,512	(2,912)	632	2,570
Provision for loan and lease losses	(879)	391	2,619	331	(6,407)	(1,270)	5,528
Ending Balance	$8,754	$9,975	$10,558	$10,246	$8,403	$(1,221)	$351

Nonperforming organic assets
Nonaccrual loans	$1,848	$1,649	$1,428	$1,245	$740	$199	$1,108
Troubled debt restructurings	3,269	3,322	3,374	4,301	875	(53)	2,394
Total nonperforming organic loans	5,117	4,971	4,802	5,546	1,615	146	3,502
Other real estate owned	500	160	—	74	410	340	90
Total nonperforming organic assets	$5,617	$5,131	$4,802	$5,620	$2,025	$486	$3,592

Ratios for organic assets
Annualized QTD charge-offs (recoveries) to average organic loans	.01%	.01%	.01%	.36%	.02%	—%	(.01)%
Nonperforming loans to organic loans	.30	.33	.33	.42	.13	(.03)	.17
Nonperforming assets to organic loans + OREO	.33	.34	.33	.43	.16	(.01)	.17
Past due loans to organic loans	.08	.08	.11	.17	.10	—	(.02)
Allowance for loan and lease losses to organic loans	1.19	1.29	1.36	1.39	1.46	(.10)	(.27)

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) to average PNCI loans	(.01)%	.04%	—%	—%	N/A	(.05)%	N/A
Nonperforming loans to PNCI loans	.57	.07	.04	.10	N/A	.50	N/A
Past due loans to PNCI loans	.64	.49	.36	.46	N/A	.15	N/A

Ratios for purchased credit impaired loans (3)
Annualized QTD charge-offs (recoveries) to average PCI loans	.83%	2.07%	4.81%	(2.80)%	5.37%	(1.24)%	(4.54)%
Past due loans to PCI loans	14.15	13.30	18.48	15.62	15.14	.85	(.99)
Allowance for loan and lease losses to PCI loans	5.49	5.62	5.53	4.97	3.95	(.13)	1.54

(1) Includes purchased non-credit impaired and purchased credit impaired activity. Net recoveries (charge-offs) for purchased non-credit impaired loans were $6,000 for 3Q15, $(46,000) for 2Q15 and $(2,000) for 2Q15 with a corresponding provision for loan and lease losses for each of the periods, resulting in no ending allowance for purchased non-credit impaired loans at each period end.
(2) Allowance for loan and lease losses amount attributable to FDIC loss share agreements for purchased credit impaired loans was $0 for
3Q15, $(549,000) for 2Q15, $(496,000) for 1Q15, $83,000 for 4Q14, and $5.8 million for 3Q14.
(3) For each period presented, a portion of the Company's purchased credit impaired loans were contractually past due; however, such delinquencies were included in the Company's performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, purchased credit impaired loans are not considered to be nonperforming assets.

State Bank Financial Corporation
3Q15 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						3Q15 change vs
(Dollars in thousands)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Average Balances
Interest-bearing deposits in other financial institutions	$179,526	$191,653	$320,248	$450,362	$476,190	(12,127)	(296,664)
Investment securities	837,786	821,998	807,002	603,101	523,488	15,788	314,298
Loans, excluding purchased credit impaired (1)	1,969,651	1,920,219	1,791,537	1,430,495	1,246,008	49,432	723,643
Purchased credit impaired loans	167,095	179,579	194,471	214,518	215,318	(12,484)	(48,223)
Total earning assets	3,154,058	3,113,449	3,113,258	2,698,476	2,461,004	40,609	693,054
Total nonearning assets	189,965	202,975	210,455	159,733	148,772	(13,010)	41,193
Total assets	3,344,023	3,316,424	3,323,713	2,858,209	2,609,776	27,599	734,247
Interest-bearing transaction accounts	486,514	522,147	507,087	433,545	376,052	(35,633)	110,462
Savings & money market deposits	1,042,941	1,035,706	1,072,818	958,782	896,503	7,235	146,438
Time deposits less than $250,000	295,304	309,725	327,807	240,509	239,924	(14,421)	55,380
Time deposits $250,000 or greater	57,511	57,375	56,529	66,009	20,906	136	36,605
Brokered and wholesale time deposits	70,004	82,840	103,464	86,371	96,743	(12,836)	(26,739)
Other borrowings	15,507	11,667	27,742	7,385	2,778	3,840	12,729
Total interest-bearing liabilities	1,967,781	2,019,460	2,095,447	1,792,601	1,632,906	(51,679)	334,875
Noninterest-bearing deposits	814,040	739,025	648,379	554,350	495,531	75,015	318,509
Other liabilities	32,704	32,680	54,619	50,121	32,357	24	347
Shareholders’ equity	529,498	525,259	525,268	461,137	448,982	4,239	80,516
Total liabilities and shareholders' equity	3,344,023	3,316,424	3,323,713	2,858,209	2,609,776	27,599	734,247

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.27%	.29%	.27%	.26%	.26%	(.02)%	.01%
Investment securities, tax-equivalent basis (3)	1.86	1.90	1.72	1.73	1.70	(.04)	.16
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.91	4.84	4.87	4.85	5.17	.07	(.26)
Purchased credit impaired loans	26.49	18.68	33.51	26.12	38.90	7.81	(12.41)
Total earning assets	4.98%	4.58%	5.37%	5.08%	6.44%	.40%	(1.46)%
Interest-bearing transaction accounts	.13	.14	.14	.13	.13	(.01)	—
Savings & money market deposits	.47	.46	.45	.46	.46	.01	.01
Time deposits less than $250,000.38		.24	.21	.43	.54	.14	(.16)
Time deposits $250,000 or greater	.36	.99	1.03	.75	.78	(.63)	(.42)
Brokered and wholesale time deposits	.97	.97	.94	1.02	1.08	—	(.11)
Other borrowings	1.69	2.23	.98	3.55	9.00	(.54)	(7.31)
Total interest-bearing liabilities	.40%	.39%	.38%	.43%	.45%	.01%	(.05)%
Net interest spread	4.58%	4.19%	4.99%	4.65%	5.99%	.39%	(1.41)%
Net interest margin	4.73%	4.33%	5.11%	4.80%	6.13%	.40%	(1.40)%
Net interest margin excluding accretion income	3.52%	3.45%	3.22%	2.96%	2.99%	.07%	.53%

(1) Includes average nonaccrual loans of $5.9 million for 3Q15, $4.9 million for 2Q15, $5.1 million for 1Q15, $5.6 million for 4Q14, and $1.7 million for 3Q14.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $4,000 for 3Q15, $5,000 for 2Q15, $27,000 for 1Q15, $4,000 for 4Q14, and $7,000 for 3Q14.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $179,000 for 3Q15, $104,000 for 2Q15, $98,000 for 1Q15, $80,000 for 4Q14, and $75,000 for 3Q14.

State Bank Financial Corporation
3Q15 Financial Supplement: Table 8
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						3Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14

Interest income reconciliation
Interest income - taxable equivalent	$39,607	$35,576	$41,196	$34,552	$39,899	$4,031	$(292)
Taxable equivalent adjustment	(183)	(109)	(125)	(84)	(82)	(74)	(101)
Interest income (GAAP)	$39,424	$35,467	$41,071	$34,468	$39,817	$3,957	$(393)

Net interest income reconciliation
Net interest income - taxable equivalent	$37,630	$33,604	$39,217	$32,629	$38,042	$4,026	$(412)
Taxable equivalent adjustment	(183)	(109)	(125)	(84)	(82)	(74)	(101)
Net interest income (GAAP)	$37,447	$33,495	$39,092	$32,545	$37,960	$3,952	$(513)

Adjusted (amortization) accretion of FDIC receivable for loss share agreements
Adjusted (amortization) accretion of FDIC receivable for loss share agreements	$—	$(492)	$(1,448)	$1,652	$(196)	$492	$196
Loss share termination	—	(14,548)	—	—	—	14,548	—
(Amortization) accretion of FDIC receivable for loss share agreements (GAAP)	$—	$(15,040)	$(1,448)	$1,652	$(196)	$15,040	$196

Operating noninterest income reconciliation
Operating noninterest income	$8,894	$8,827	$8,802	$6,937	$3,428	$67	$5,466
Loss share termination	—	(14,548)	—	—	—	14,548	—
Total noninterest income (GAAP)	$8,894	$(5,721)	$8,802	$6,937	$3,428	$14,615	$5,466

Operating noninterest expense reconciliation
Operating noninterest expense	$28,687	$30,038	$29,585	$23,999	$22,207	$(1,351)	$6,480
Merger-related expenses	717	876	137	306	223	(159)	494
Severance costs	3,012	443	365	1,494	80	2,569	2,932
Total noninterest expense (GAAP)	$32,416	$31,357	$30,087	$25,799	$22,510	$1,059	$9,906

Operating income before taxes reconciliation
Operating income before taxes	$18,102	$12,329	$15,241	$14,378	$18,847	$5,773	$(745)
Loss share termination	—	(14,548)	—	—	—	14,548	—
Merger-related expenses	(717)	(876)	(137)	(306)	(223)	159	(494)
Severance costs	(3,012)	(443)	(365)	(1,494)	(80)	(2,569)	(2,932)
Taxable equivalent adjustment to interest income	(183)	(109)	(125)	(84)	(82)	(74)	(101)
Income (loss) before taxes (GAAP)	$14,190	$(3,647)	14,614	12,494	$18,462	$17,837	$(4,272)

State Bank Financial Corporation
3Q15 Financial Supplement: Table 8 (continued)
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						3Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Operating income tax reconciliation
Operating income tax expense	$6,696	$4,620	$5,729	$5,689	$7,157	$2,076	$(461)
Loss share termination tax benefit	—	(5,627)	—	—	—	5,627	—
Merger-related expenses tax benefit	(277)	(339)	(53)	(118)	(86)	62	(191)
Severance costs tax benefit	(1,165)	(171)	(141)	(578)	(31)	(994)	(1,134)
Taxable equivalent adjustment to interest income	(183)	(109)	(125)	(84)	(82)	(74)	(101)
Income tax expense (GAAP)	$5,071	$(1,626)	$5,410	$4,909	$6,958	$6,697	$(1,887)

Operating income reconciliation
Operating income	$11,406	$7,709	$9,512	$8,689	$11,690	$3,697	$(284)
Loss share termination, net of tax benefit	—	(8,921)	—	—	—	8,921	—
Merger-related expenses, net of tax benefit	(440)	(537)	(84)	(188)	(137)	97	(303)
Severance costs, net of tax benefit	(1,847)	(272)	(224)	(916)	(49)	(1,575)	(1,798)
Net income (GAAP)	$9,119	$(2,021)	$9,204	$7,585	$11,504	$11,140	(2,385)

Book value per common share reconciliation
Tangible book value per common share	$13.78	$13.51	$13.70	$13.97	$13.83	$0.27	$(.05)
Effect of goodwill and other intangibles	1.10	1.11	1.11	.41	.37	(.01)	.73
Book value per common share (GAAP)	$14.88	$14.62	$14.81	$14.38	$14.20	$0.26	$.68

Average equity to average assets reconciliation
Average tangible common equity to average assets	14.63%	14.63%	14.59%	15.66%	16.75%	—%	(2.12)%
Effect of average goodwill and other intangibles	1.20	1.21	1.21	.47	.45	(.01)	.75
Average equity to average assets (GAAP)	15.83%	15.84%	15.80%	16.13%	17.20%	(.01)%	(1.37)%

Efficiency ratio reconciliation
Operating efficiency ratio	61.66%	70.79%	61.61%	60.66%	53.55%	(9.13)%	8.11%
Effect of tax equivalent adjustment to interest income, loss share termination, merger-related expenses, and severance costs	8.29%	42.11	1.21	4.68	.84	(33.82)%	7.45%
Efficiency ratio (GAAP)	69.95%	112.90%	62.82%	65.34%	54.39%	(42.95)%	15.56%

(1) Management evaluates the capital position and operating performance of State Bank Financial Corporation (the “Company”) by using certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including: interest income - taxable equivalent, net interest income - taxable equivalent, adjusted (amortization) accretion of FDIC receivable for loss share agreements, operating noninterest income, operating noninterest expense, operating income before taxes - taxable equivalent, operating income tax expense, tangible book value per common share and operating efficiency ratio. The Company has included these non-GAAP financial measures in this press release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (a) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (b) enables a more complete understanding of factors and trends affecting the Company’s business, and (c) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts, and bank regulators. Management uses non-GAAP measures as follows: preparation of the Company’s operating budgets, monthly financial performance reporting, and presentation to investors of Company performance.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the accompanying table. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.